Exhibit 99.1

Payoneer Reports Third Quarter 2025 Financial Results

Record quarterly revenue demonstrates strength and resilience of diverse business model

Increasing 2025 Guidance

NEW YORK – November 5, 2025 – Payoneer Global Inc. (“Payoneer” or the “Company”) (NASDAQ: PAYO), the global financial technology company powering business growth across borders, today reported financial results for its third quarter ended September 30, 2025.

Third Quarter 2025 Financial Highlights

						YoY
($ in mm)	3Q 2024	4Q 2024	1Q 2025	2Q 2025	3Q 2025	Change
Revenue ex. interest income	$183.1	$201.1	$188.6	$202.3	$211.4	15%
Interest income	65.2	60.6	58.0	58.3	59.5	(9)%
Revenue	$248.3	$261.7	$246.6	$260.6	$270.9	9%
Transaction costs as a % of revenue	15.3%	16.5%	16.0%	15.6%	15.7%	40 bps
Net income	$41.6	$18.2	$20.6	$19.5	$14.1	(66)%
Adjusted EBITDA	69.3	63.3	65.4	66.4	71.3	3%

Operational Metrics
Volume ($bn)	$20.4	$22.5	$19.7	$20.7	$22.3	9%
Active Ideal Customer Profiles (ICPs) ('000s)[1]	557	560	556	559	548	(2)%
Revenue as a % of volume ("Take Rate")	122 bps	116 bps	125 bps	126 bps	121 bps	(1) bp
SMB customer take rate[2]	109 bps	109 bps	119 bps	120 bps	121 bps	12 bps

1.	Active ICPs are defined as customers with a Payoneer Account that have on average over $500 per month in volume (including intra-network transactions with other Payoneer customers) and were active over the trailing twelve-month period.
2.	SMB customer take rate represents revenue from SMBs who sell on marketplaces, B2B SMBs, and Checkout (previously known as Merchant Services), divided by the associated volume from each respective channel.

“Payoneer delivered a record revenue quarter, and three consecutive quarters of mid-teens revenue growth ex. interest, demonstrating the strength of our business in the dynamic macro environment.

Our mission is straightforward: remove friction between an entrepreneur’s ambition and their achievement by delivering a financial stack that is secure, easy to use, and built for global commerce. We are executing against our strategy and have driven over 10 consecutive quarters of year-over-year ARPU and SMB take rate expansion as we move upmarket, increase adoption of multiple products and services, and align our pricing with the value we offer customers. We will continue to navigate short term volatility as our customers adapt their businesses in a dynamic landscape while evolving our business to capture the significant long-term opportunity in front of us, with a clear focus on delivering shareholder returns.”

John Caplan, Chief Executive Officer

Third Quarter 2025 Business Highlights

●	Revenue excluding interest income grew 15% year-over-year, driven by 9% volume growth and significant take rate expansion with SMB customers.
●	ARPU excluding interest income grew 22% year-over-year, representing the fifth consecutive quarter of 20%+ growth, driven by continued strength with larger customers, growth in higher take rate B2B, Checkout and Card franchises, and strategic pricing initiatives.
●	SMB customer revenue of $192 million grew 17% year-over-year, reflecting:
o	SMBs that sell on marketplaces revenue of $121 million, up 11% year-over-year.
o	B2B SMBs revenue of $62 million, up 27% year-over-year.
o	Checkout revenue of $9 million, up 49% year-over-year.

●	Record $1.6 billion of spend on Payoneer cards, up 19% year-over-year, driven by higher usage per customer.
●	$7.1 billion of customer funds (including both short-term and long-term funds) as of September 30, 2025. Customer fund growth of 17% year-over-year partially offsetting the impact of lower interest rates year-over-year.
●	Accelerated share repurchases to $45 million at a weighted average price of $6.73, bringing year-to-date repurchases to $94 million.

2025 Outlook

“Payoneer continues to make meaningful progress in capturing our long-term opportunity. We delivered record quarterly revenue and are unlocking significant leverage through growth, optimizing transaction costs, and managing opex.

We are raising our guidance for total revenue, reflecting consistent expectations for revenue ex. interest as we continue to navigate our business through a dynamic macro environment, and increased expectations for interest income to reflect the strong year-over-year growth in customer funds on our platform. We are increasing our guidance, at the midpoint, for adjusted EBITDA1 and we believe we can continue to unlock significant leverage even as we invest for the future.”

Bea Ordonez, Chief Financial Officer

2025 guidance is as follows:

Revenue	$1,050 million - $1,070 million
Transaction costs	~16.0% of revenue
Adjusted EBITDA[1]	$270 million to $275 million

1.	The Company cannot reconcile its expected adjusted EBITDA to expected net income under “2025 Guidance” without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time, including income taxes and other financial (income) expense, net. Such unavailable information could have a significant impact on the Company’s GAAP financial results. Please refer to “Financial Information; Non-GAAP Financial Measures” below for a description of the calculation of adjusted EBITDA.

Webcast

Payoneer will host a live webcast of its earnings on a conference call with the investment community beginning at 8:30 a.m. ET today, November 5, 2025. To access the webcast, go to the investor relations section of the Company’s website at https://investor.payoneer.com. A replay will be available on the investor relations website following the call.

About Payoneer

Payoneer is the financial platform for cross-border business and global payments. Payoneer empowers millions of businesses with the financial tools and services they need to grow and transact globally with confidence. We make it easier for SMBs, particularly in emerging markets, to connect to the global economy, pay and get paid across borders, manage their funds across multiple currencies, and grow their businesses.

Forward-Looking Statements

This press release includes, and oral statements made from time to time by representatives of Payoneer, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Payoneer’s future financial or operating performance. For example, projections of future revenue, transaction cost and adjusted EBITDA are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “plan,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Payoneer and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) changes in applicable laws or regulations; (2) the possibility that Payoneer may be adversely affected by geopolitical events and conflicts, such as Israel’s conflicts in the Middle East, and other economic, business and/or competitive factors, such as changes in global trade policies (including the imposition of tariffs); (3) changes in the assumptions underlying our financial estimates; (4) the outcome of any known and/or unknown legal or regulatory proceedings; and (5) other risks and uncertainties set forth in Payoneer’s Annual Report on Form 10-K for the period ended December 31, 2024 and future reports that Payoneer may file with the SEC from time to time. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Payoneer does not undertake any duty to update these forward-looking statements.

Financial Information; Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Payoneer uses these non-GAAP measures to compare Payoneer’s performance to that of prior periods for budgeting and planning purposes. Payoneer believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Payoneer’s results of operations. Payoneer's method of determining these non-GAAP measures may be different from other companies' methods and, therefore, may not be comparable to those used by other companies and Payoneer does not recommend the sole use of these non-GAAP measures to assess its financial performance. Payoneer management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Payoneer’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review Payoneer’s financial statements, which are included in Payoneer’s Annual Report on Form 10-K for the year ended December 31, 2024 and its subsequent Quarterly Reports on Form 10-Q, and not rely on any single financial measure to evaluate Payoneer’s business.

Non-GAAP measures include the following item:

Adjusted EBITDA: We provide adjusted EBITDA, a non-GAAP financial measure that represents our net income (loss) adjusted to exclude, as applicable: M&A related expense (income), stock-based compensation expenses, restructuring charges, share in losses (gain) of associated company, loss (gain) from change in fair value of warrants and warrant repurchase/redemption, other financial expense (income), net, income taxes, and depreciation and amortization.

Other companies may calculate the above measure differently, and therefore Payoneer’s measures may not be directly comparable to similarly titled measures of other companies.

In addition, in this earnings release, we reference volume, which is an operational metric. Volume refers to the total dollar value of transactions successfully completed or enabled by our platform, not including orchestration transactions. For a customer that both receives and later sends payments, we count the volume only once. We also reference ARPU (Average Revenue Per User), which is defined as the Revenue from Active Customers divided by the number of Active Customers over the period in which the Revenue was earned. Active Customers for these purposes are defined as Payoneer accountholders with at least 1 financial transaction over the period. Revenue from Active Customers represents revenue attributed to Active Customers based on their use of the Payoneer platform, including interest income earned from their balances, and excluding revenues unrelated to their activities.

Investor Contact:

Michelle Wang

investor@payoneer.com

Media Contact:

Angela Sullivan

PR@payoneer.com

TABLE - 1

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)

(U.S. dollars in thousands, except share and per share data)

	Three months ended September 30,
	2025	2024

Revenues	$270,850	$248,274

Transaction costs (Excluding depreciation and amortization shown separately below)	42,483	38,058
Other operating expenses	40,386	44,892
Research and development expenses	39,864	34,616
Sales and marketing expenses	59,489	52,311
General and administrative expenses	36,141	29,725
Depreciation and amortization	16,140	13,510
Total operating expenses	234,503	213,112

Operating income	36,347	35,162

Financial income (expense):
Gain from change in fair value of Warrants	—	—
Loss on warrant repurchase/redemption	—	(14,746)
Other financial income (expense), net	(5,836)	1,674
Financial expense, net	(5,836)	(13,072)

Income before income taxes	30,511	22,090

Tax benefit (expense) on income	(16,388)	19,484

Net income	$14,123	$41,574

Other comprehensive income
Unrealized gain on available-for-sale debt securities, net	892	12,256
Tax expense on unrealized gains on available-for-sale debt securities, net	(200)	(2,816)
Unrealized gain (loss) on cash flow hedges, net	(1,668)	1,168
Tax benefit (expense) on unrealized gains (losses) on cash flow hedges, net	320	(211)
Unrealized loss on interest rate floor, net	(6,190)	—
Tax benefit on unrealized losses on interest rate floor, net	1,376	—
Foreign currency translation adjustments	(444)	—
Other comprehensive income	(5,914)	10,397

Comprehensive income	$8,209	$51,971

Per Share Data
Net income per share attributable to common stockholders — Basic earnings per share	$0.04	$0.12
— Diluted earnings per share	$0.04	$0.11

Weighted average common shares outstanding — Basic	368,266,611	357,297,824
Weighted average common shares outstanding — Diluted	377,633,523	374,303,470

Disaggregation of revenue

The following table presents revenue recognized from contracts with customers as well as revenue from other sources:

	(Unaudited)
	Three months ended
	September 30,
	2025	2024
Revenue recognized at a point in time	$208,696	$179,641
Revenue recognized over time	990	719
Revenue from contracts with customers	$209,686	$180,360
Interest income on customer balances	$59,531	$65,162
Capital advance income	1,633	2,752
Revenue from other sources	$61,164	$67,914
Total revenues	$270,850	$248,274

The following table presents the Company’s revenue disaggregated by primary regional market, with revenues being attributed to the country (in the region) in which the billing address of the transacting customer is located, with the exception of global bank transfer revenues, where revenues are disaggregated based on the billing address of the transaction funds source.

Note that in 2024, the Company updated the definition of its primary regional markets to align with the view used by Management. This update eliminates South Asia, Middle East and North Africa as a separate region and instead includes revenues from South Asia in the Asia-Pacific region and Middle East and North Africa in the Europe, Middle East, and Africa region. The update has been applied to all periods reflected in the table below.

	(Unaudited)
	Three months ended
	September
	2025	2024
Primary regional markets
Greater China(1)	$91,159	$85,111
Europe, Middle East, and Africa(2)	68,234	65,869
Asia-Pacific(2)	57,183	47,376
Latin America(2)	27,972	24,756
North America(3)	26,302	25,162
Total revenues	$270,850	$248,274

1.	Greater China is inclusive of mainland China, Hong Kong, Macao and Taiwan.
2.	No single country included in any of these regions generated more than 10% of total revenue.
3.	The United States is the Company’s country of domicile. Of North America revenues, the U.S. represents $25,165 and $24,030 during the three months ended September 30, 2025 and 2024, respectively.

TABLE - 2

PAYONEER GLOBAL INC.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (UNAUDITED)

(U.S. dollars in thousands)

	Three months ended
	September 30,
	2025	2024
Net income	$14,123	$41,574
Depreciation and amortization	16,140	13,510
Tax (benefit) expense on income	16,388	(19,484)
Other financial expense (income), net	5,836	(1,674)
EBITDA	52,487	33,926
Stock based compensation expenses(1)	17,799	17,430
M&A related expenses(2)	981	3,166
Gain from change in fair value of Warrants(3)	—	—
Restructuring charges(4)	—	—
Loss on Warrant repurchase/redemption(5)	—	14,746
Adjusted EBITDA	$71,267	$69,268

	Three months ended,
	Sept. 30, 2024	Dec. 31, 2024	Mar. 31, 2025	June 30, 2025	Sept. 30, 2025
Net income	$41,574	$18,190	$20,577	$19,480	$14,123
Depreciation and amortization	13,510	13,666	14,390	15,553	16,140
Tax (benefit) expense on income	(19,484)	8,016	7,192	10,370	16,388
Other financial expense (income), net	(1,674)	2,978	1,550	227	5,836
EBITDA	33,926	42,850	43,709	45,630	52,487
Stock based compensation expenses(1)	17,430	18,614	18,755	20,059	17,799
M&A related expenses(2)	3,166	1,807	337	736	981
Gain from change in fair value of Warrants(3)	—	—	—	—	—
Restructuring charges(4)	—	—	2,630	—	—
Loss on Warrant repurchase/redemption(5)	14,746	—	—	—	—
Adjusted EBITDA	$69,268	$63,271	$65,431	$66,425	$71,267

(1)	Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
(2)	Amounts relate to M&A-related third-party fees, including related legal, consulting and other expenditures. Additionally, amounts for the three months ended September 30, 2025, June 30, 2025, March 31, 2025, and December 31, 2024 include $0.1, $0.1, $0.3, and $1.8 million, respectively, in non-recurring fair value adjustment of the Skuad contingent consideration liability.
(3)	Changes in the estimated fair value of the warrants are recognized as gain or loss on the consolidated statements of comprehensive income. The impact is removed from EBITDA as it represents market conditions that are not in our control.
(4)	Represents non-recurring costs related to severance and other employee termination benefits.
(5)	Amounts relate to a non-recurring loss on the repurchase and redemption of outstanding public warrants.

TABLE - 3

PAYONEER GLOBAL INC.

EARNINGS PER SHARE (UNAUDITED)

(U.S. dollars in thousands, except share and per share data)

	Three months ended September 30,
	2025	2024
Numerator:
Net income	$14,123	$41,574
Denominator:
Weighted average common shares outstanding —
Basic	368,266,611	357,297,824
Add:
Dilutive impact of RSUs, ESPP and options to purchase common stock	8,824,839	16,222,829
Dilutive impact of private Warrants	542,073	782,817
Weighted average common shares — diluted	377,633,523	374,303,470
Net income per share attributable to common stockholders — Basic earnings per share	$0.04	$0.12
Diluted earnings per share	$0.04	$0.11

TABLE - 4

PAYONEER GLOBAL INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(U.S. dollars in thousands, except share and per share data)

	September 30,	December 31,
	2025	2024
Assets:
Current assets:
Cash and cash equivalents	$479,448	$497,467
Restricted cash	8,659	6,633
Customer funds	6,772,912	6,439,153
Accounts receivable (net of allowance of $339 and $382 at September 30, 2025 and December 31, 2024, respectively)	14,351	11,937
Capital advance receivables (net of allowance of $4,258 at September 30, 2025 and $4,955 at December 31, 2024, respectively)	42,385	56,242
Other current assets	83,641	88,210
Total current assets	7,401,396	7,099,642
Non-current assets:
Property, equipment and software, net	20,552	16,053
Goodwill	77,785	77,785
Intangible assets, net	205,890	102,390
Customer funds	350,000	525,000
Restricted cash	20,916	17,653
Deferred tax assets, net	49,898	41,523
Severance pay fund	813	757
Operating lease right-of-use assets	48,777	19,403
Other assets	29,429	30,174
Total assets	$8,205,456	$7,930,380
Liabilities and shareholders’ equity:
Current liabilities:
Trade payables	$39,676	$37,302
Outstanding operating balances	7,122,912	6,964,153
Other payables	145,731	129,621
Total current liabilities	7,308,319	7,131,076
Non-current liabilities:
Deferred tax liabilities, net	25,098	1,471
Other long-term liabilities	121,552	73,043
Total liabilities	7,454,969	7,205,590
Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 380,000,000 shares authorized; no shares were issued and outstanding at September 30, 2025 and December 31, 2024.	—	—
Common stock, $0.01 par value, 3,800,000,000 and 3,800,000,000 shares authorized; 408,020,561 and 395,965,588 shares issued and 358,836,004 and 360,093,249 shares outstanding at September 30, 2025 and December 31, 2024, respectively.	4,080	3,960
Treasury stock at cost, 49,184,557 and 35,872,339 shares as of September 30, 2025 and December 31, 2024, respectively.	(287,978)	(193,724)
Additional paid-in capital	875,504	821,196
Accumulated other comprehensive loss	(1,266)	(12,609)
Retained earnings	160,147	105,967
Total shareholders’ equity	750,487	724,790
Total liabilities and shareholders’ equity	$8,205,456	$7,930,380

TABLE - 5

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(U.S. dollars in thousands)

	Nine months ended September 30,
	2025	2024
Cash Flows from Operating Activities
Net income	$54,180	$102,973
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46,083	33,630
Deferred taxes	(11,761)	(17,073)
Stock-based compensation expenses	56,613	46,173
Gain from change in fair value of Warrants	—	(2,767)
Loss on warrant repurchase/redemption	—	14,746
Interest and amortization of discount on investments	(2,086)	(6,401)
Foreign currency re-measurement gain	(4,965)	(109)
Changes in operating assets and liabilities:
Other current assets	11,279	(36,277)
Trade payables	2,882	8,904
Deferred revenue	258	808
Accounts receivable, net	(2,405)	(1,255)
Capital advance extended to customers	(235,407)	(260,435)
Capital advance collected from customers	249,264	248,980
Other payables	1,394	(6,619)
Other long-term liabilities	13,086	(3,667)
Operating lease right-of-use assets	7,610	9,802
Other assets	(7,448)	(374)
Net cash provided by operating activities	178,577	131,039

Cash Flows from Investing Activities
Purchase of property, equipment and software	(12,285)	(4,449)
Capitalization of internal use software	(43,886)	(39,666)
Severance pay fund distributions, net	(56)	12
Customer funds in transit, net	(56,747)	(80,098)
Purchases of investments in available-for-sale debt securities	(351,824)	(1,255,686)
Maturities and sales of investments in available-for-sale debt securities	253,500	214,000
Purchases of investments in term deposits	—	(600,000)
Maturities of investments in term deposits	75,000	—
Cash paid in connection with acquisition, net of cash and customer funds acquired	(33,081)	(48,219)
Net cash provided by (used in) investing activities	(169,379)	(1,814,106)

Cash Flows from Financing Activities
Proceeds from issuance of common stock in connection with stock-based compensation plan, net of taxes paid related to settlement of equity awards and proceeds from employee equity transactions to be remitted to employees	(3,237)	23,015
Outstanding operating balances, net	136,622	(314,764)
Borrowings under related party facility	—	15,120
Repayments under related party facility	—	(20,312)
Receipts of collateral on interest rate derivatives	89,550	—
Payments of collateral on interest rate derivatives	(90,010)	—
Consideration related to previous acquisitions	455	—
Warrant repurchase/redemption	—	(19,534)
Payment on exercise of warrants	(1,332)	—
Common stock repurchased	(95,029)	(120,457)
Net cash provided by (used in) financing activities	37,019	(436,932)

Effect of exchange rate changes on cash and cash equivalents	5,177	109

Net change in cash, cash equivalents, restricted cash and customer funds	51,394	(2,119,890)
Cash, cash equivalents, restricted cash and customer funds at beginning of period	5,658,210	7,018,367
Cash, cash equivalents, restricted cash and customer funds at end of period	$5,709,604	$4,898,477
Supplemental information of investing and financing activities not involving cash flows:
Property, equipment, and software acquired but not paid	$505	$1,569
Internal use software capitalized but not paid	$6,201	$6,271
Common stock repurchased but not paid	$—	$150
Right of use assets obtained in exchange for new operating lease liabilities	$34,440	$6,533